Exhibit 99.1

HyperSolar to Build Renewable Hydrogen Generator for Commercial Use

The company’s commercial scale renewable hydrogen generator is expected to cost substantially less than other renewable hydrogen systems that rely on expensive, energy intensive electrolyzers

SANTA BARBARA, CA – March 26, 2013 - HyperSolar, Inc. (OTC:HYSR), the developer of a breakthrough technology to produce renewable hydrogen using sunlight and any source of water, today announced its plan to build renewable hydrogen generators for commercial use. Named the H2Generator, the company’s first commercial product is expected to sell at a substantially lower price than other renewable hydrogen systems that rely on expensive and energy intensive electrolyzers to split water.

“We believe that we can offer a cost competitive renewable hydrogen alternative for those who need power 24/7,” said Tim Young, CEO of HyperSolar. “We believe that our intensive R&D efforts will finally pay off in the form of a go to market commercial product. One key discovery was an efficient and low cost polymer protective coating that will allow us to protect solar devices against photocorrosion. Using this coating to treat traditional silicon solar cells, we are able to eliminate the expensive electrolyzer by integrating the electrolysis function directly into a solar cell immersed in water.”

“We have given our tech team the green light to complete the product design required to build the first demonstration system,” Young continued. “With a demonstration system in hand, we can then move to the manufacturing phase of the business.”

The HyperSolar H2Generator will be designed to be a linearly scalable and self-contained renewable hydrogen production system. As a result, it is intended to be installed almost anywhere to produce hydrogen fuel for local use. This distributed model of hydrogen production will address one of the greatest challenges of using clean hydrogen fuel on a large scale – the need to transport hydrogen in large quantities.

Each stage of the HyperSolar H2Generator can be scaled independently according to the hydrogen demands and length of storage required for a specific application. A small scale system can be used to produce continuous renewable electricity for a small house, or a large scale system can be used to produce hydrogen to power a community.

About HyperSolar, Inc.

HyperSolar has developed a breakthrough, low cost technology to make renewable hydrogen using sunlight and any source of water, including seawater and wastewater. Unlike hydrocarbon fuels, such as oil, coal and natural gas, where carbon dioxide and other contaminants are released into the atmosphere when used, hydrogen fuel usage produces pure water as the only byproduct. By optimizing the science of water electrolysis, our low cost device mimics photosynthesis to efficiently use sunlight to separate hydrogen from water, to produce environmentally friendly renewable hydrogen. Using our low cost method to produce renewable hydrogen, we intend to enable a world of distributed hydrogen production for renewable electricity and hydrogen fuel cell vehicles.  To learn more about HyperSolar, please visit our website at http://www.HyperSolar.com.

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein, and while expected, there is no guarantee that we will attain the aforementioned anticipated developmental milestones. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Press Contact:

Tim Young
HyperSolar, Inc.
510 Castillo St. Suite 304
Santa Barbara, CA 93101
info@hypersolar.com
Office:  805-966-6566